SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 11, 2000


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

  Item 5.  Other Events.

          (a) The registrant issued the following press release on February 11, 2000:




         Acceptance Insurance Companies Inc. Announces Unaudited Results
                               and Special Charges

         (Omaha, Nebraska; February 11, 2000) Acceptance Insurance Companies Inc. (NYSE: AIF) today announced a preliminary and unaudited estimated after tax loss for the year ended December 31, 1999 of $36 million, or $2.52 per share. The Company said these unaudited amounts include all operating results, reserve adjustments and special and nonrecurring charges for 1999. Acceptance will release its audited financial statements for 1999 on February 28, 2000, and hold a conference call for interested parties on February 29.

         Acceptance also announced that it recorded special and nonrecurring charges for the three months ended December 31, 1999 in an after tax amount of $9.4 million. In addition, while its federally reinsured crop business remained profitable for the year, the Company said a change in the mix of that business produced a higher than anticipated fourth quarter claim volume and reduced its previous estimated underwriting gain by an after tax amount of $5.7 million.

         The special and nonrecurring charges relate primarily to previously announced divestitures of various lines of property and casualty business.
They include severance costs, charges relating to discontinued software development, reduction of certain deferred policy acquisition costs and an increased allowance for doubtful accounts. Also included are charges associated with the Company's recent and anticipated resolutions of disputes with state regulatory authorities regarding its crop insurance business and the evaluation of strategic and capital alternatives.

         John E. Martin, President and Chief Executive Officer of Acceptance commented, "The charges we have taken reflect recent reductions of our property and casualty operations, the financial impact of redirecting resources to our crop insurance business, and a thorough year end financial review. We now are moving forward with implementation of our strategic plan."

         Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop, property and casualty insurance products throughout the United States. American Agrisurance, the company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

         This release contains forward-looking statements with respect to the Company's estimated after tax loss and anticipated resolutions of disputes with state regulatory authorities. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements.

Contacts

John E. Martin
President and Chief Executive Officer
Acceptance Insurance Companies Inc.
800 228 7217

J. Michael Gottschalk
General Counsel and Secretary
Acceptance Insurance Companies Inc.
800 228 7217

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    February 11, 2000